Exhibit 99.1

SmartRent Reports First Quarter 2023 Results

Strong Quarter of Record Revenue and Significant Improvement in Gross Profit Drive Path to Profitability

Scottsdale, Ariz., May 10, 2023 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the multifamily industry, today reported financial results for the three months ended March 31, 2023. Management is hosting an investor call to discuss results today, May 10, 2023, at 4:30 p.m. Eastern Time.

First Quarter 2023 Financial and Business Highlights

•
Revenue of $65.1 million, up 60% quarter-over-quarter and 74% year-over-year.
•
Gross profit of $9.1 million, up 132% quarter-over-quarter and up 292% year-over-year.
•
Net income of $(13.2) million, improved 38% quarter-over-quarter and 44% year-over-year.
•
Adjusted EBITDA of $(8.5) million, a 40% improvement quarter-over-quarter and 63% improvement year-over-year.
•
$204.4 million in cash as of March 31, 2023.

Management Commentary

“We had an exceptionally strong start to the year, delivering record revenue of $65.1 million and our fourth consecutive quarter of improvement in Adjusted EBITDA,” said Lucas Haldeman, CEO of SmartRent. “Higher gross margins, tighter controls on operating expenses and ongoing, steady demand position us well for continued success. As a leading-edge provider in our industry, we remain confident and energized about our business plan and believe we will achieve and sustain profitability.”

First Quarter 2023 Results

Total revenue for the quarter was $65.1 million, up 74% from Q1 2022, up 60% sequentially from Q4 and up 37% from the previous record set two quarters ago. Hardware revenue increased $19.6 million, professional services revenue increased by $4.0 million and hosted services revenue increased by $0.9 million, combining for a $24.5 million increase from last quarter. A full quarter of revenue recognition for new hubs, combined with increased sales of our IoT and non-IoT hardware, drove the growth in hardware revenue. Professional services revenue grew due to higher unit volume and increased average revenue per unit (“ARPU”) from a favorable customer mix. The growth in hosted services revenue is attributable to growth in software-as-a-service (“SaaS”) revenue which experienced an 11% sequential increase from last quarter, pushing SaaS ARR to $36.0 million, up from $32.3 million last quarter. SaaS ARPU for the quarter increased from $5.12 to $5.21, a 2% increase sequentially. SaaS ARPU for Units Booked was $5.40, a 23% improvement sequentially from $4.39 the previous quarter.

Units Deployed at the end of the quarter was 602,556 as the Company deployed 55,360 units during the quarter, a 29% increase from deployed units in Q4 of 2022. Units Booked for the quarter was 65,108 units, and total Bookings were $37.3 million.

1

Gross profit totaled $9.1 million, which more than doubled from $3.9 million last quarter. Total gross margin increased from 9.7% to 14.0%, a 4.3% increase as efficiencies and economies of scale drove improved margin.

Hardware gross margin declined slightly from 14.8% to 12.7% due to a high volume of third-party products, which offset margin improvement from a full quarter of new hub revenue recognition. Professional Services demonstrated significant improvement, as gross margin of (80.6)% was halved to (38.1)% compared to last quarter due to better labor utilization rates, steady deployment volumes and new initiatives including the adoption of new technology tools and enhancements. In addition to ARPU growth, the Company is focused on streamlining processes to enhance performance, velocity and productivity. Hosted services, which includes both hub amortization and SaaS, gross margin showed steady growth, improving sequentially from 59.6% to 61.6%. As hubs are no longer added to this revenue stream, Hosted Services will gradually be weighted more toward SaaS revenue. SaaS gross margin, a new metric the Company is providing, has improved over the past five quarters, from 31.8% a year ago from 69.9% in Q4 to 72.5% in Q1.

Operating expenses decreased from $26.2 million last quarter to $24.4 million, a decrease of 7% sequentially. R&D expenses decreased slightly, while sales and marketing expenses increased as the Company balanced sustained growth with profitability objectives. The Company achieved efficiency through improved processes and technology initiatives, resulting in a year-over-year headcount reduction of approximately 10% companywide that contributed to the $2.2 million reduction in general and administrative expenses.

By simultaneously growing revenue, improving gross margin and reducing operating expenses, Adjusted EBITDA improved significantly from ($14.1) million last quarter to ($8.5) million this quarter. The Company continues to execute on its strategy, and anticipates achieving Adjusted EBITDA profitability in at least one quarter this year.

The Company ended the quarter with a cash balance of $204.4 million, which is ample liquidity to fund the Company’s working capital requirements. The cash burn from ongoing operations in Q1, excluding any acquisition-related payments, of $5.4 million was less than half of the average quarterly burn of $20.3 million in 2022.

Key Operating Metrics Table

	Quarter ended
	March 31, 2023	March 31, 2022	% Change
Total Units Deployed(1)	602,556	390,681	54%
New Units Deployed	55,360	51,196	8%
Units Booked	65,108	91,482	(29)%
Bookings (in '000s)	$37,305	$71,985	(48)%
SaaS ARPU for Units Booked	$5.40	$4.17	30%
(1) As of the last date of the quarter.

Financial Outlook

Hiroshi Okamoto, CFO of SmartRent, stated, “We kicked off 2023 with a phenomenal quarter, substantially free of the supply chain headwinds that we experienced last year and one that demonstrated the resiliency of our business model despite challenging macroeconomic fundamentals. Although the path ahead may not be linear, we plan to carry this momentum forward and continue to execute on our mission toward growth and profitability.”

While the Company believes it can sustain meaningful top line growth and narrow the Adjusted EBITDA loss, timing differences may lead to some quarter-to-quarter variability. SmartRent’s guidance for the second quarter and full-year 2023 is as follows:

Second Quarter 2023 Guidance

•
Total Revenue of $50 to $55 million
•
Adjusted EBITDA of $(7) to $(3) million

Full-Year 2023 Guidance

•
Total Revenue of $225 to $250 million
•
Adjusted EBITDA of $(25) to $(15) million

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Conference Call Information

SmartRent is hosting a conference call today, May 10, 2023 at 4:30p.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here.

A fourth earnings deck is available on the Investor Relations section of our website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the multifamily industry. The company’s unmatched platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) execute our business strategy within the smart home technology industry; (2) expand our products and solutions to meet the demands of the market; (3) meet legal obligations, including laws and regulations related to security and privacy; (4) prevent unauthorized or inadvertent access to our information technology systems and customer or resident data; (5) successfully manage the competitiveness of our market and pricing levels of our competitors; (6) hire, retain, manage and motivate employees, including key personnel; (7) successfully manage and ensure that our suppliers produce or obtain quality products and services on a timely basis or in sufficient quantity; (8) successfully manage interruptions to, or other problems with, our website and interactive user interface, information technology systems, manufacturing processes or other operations; (9) successfully identify, acquire, and integrate quality acquisition targets; (10) successfully resolve legal proceedings, recall claims, and governmental inquiries; and (11) acquire and protect our intellectual property and acquire or make investments in other businesses, patents, technologies, products or services to grow the business. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures, as defined below by SmartRent, may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

SmartRent is not providing a quantitative reconciliation of Adjusted EBITDA included in its 2023 financial outlook above, in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, SmartRent is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, SmartRent cautions investors that actual results could differ materially from these non-GAAP financial projections.

As detailed in the reconciliations, the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

1.
Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. The Company’s Key Operating Metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.

New Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.

Units Booked is defined as the aggregate number of SmartHubs associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.

Bookings represent the dollar value of Units Booked from hubs and other hardware, professional services, as well as one year of SaaS.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

EBITDA and Adjusted EBITDA: We define EBITDA as net income or loss computed in accordance with GAAP before the following items: interest expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA reduced by stock-based compensation expense, non-employee warrant expense, warranty provisions for battery deficiencies, asset impairment, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates, non-recurring expenses in connection with acquisitions and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business.

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended March 31,
	2023	2022
Revenue
Hardware	$ 37,325	$ 22,114
Professional services	12,769	6,909
Hosted services	14,985	8,336
Total revenue	65,079	37,359

Cost of revenue
Hardware	32,572	21,858
Professional services	17,634	15,167
Hosted services	5,758	5,078
Total cost of revenue	55,964	42,103

Operating expense
Research and development	7,231	6,446
Sales and marketing	5,161	5,162
General and administrative	12,017	11,951
Total operating expense	24,409	23,559

Loss from operations	(15,294)	(28,303)

Interest income (expense), net	2,016	(12)
Other income	56	114
Loss before income taxes	(13,222)	(28,201)

Income tax benefit	7	4,807
Net loss	$ (13,215)	$ (23,394)
Other comprehensive loss
Foreign currency translation adjustment	104	(183)
Comprehensive loss	$ (13,111)	$ (23,577)
Net loss per common share
Basic and diluted	$ (0.07)	$ (0.12)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	198,334	193,055

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SMARTRENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$ 203,933	$ 210,409
Restricted cash, current portion	247	7,057
Accounts receivable, net	59,069	62,442
Inventory	66,853	75,725
Deferred cost of revenue, current portion	13,141	13,541
Prepaid expenses and other current assets	14,251	9,182
Total current assets	357,494	378,356
Property and equipment, net	1,910	2,069
Deferred cost of revenue	19,614	22,508
Goodwill	117,268	117,268
Intangible assets, net	30,154	31,123
Other long-term assets	9,900	9,521
Total assets	$ 536,340	$ 560,845

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 11,712	$ 18,360
Accrued expenses and other current liabilities	23,204	34,396
Deferred revenue, current portion	88,459	80,020
Total current liabilities	123,375	132,776
Deferred revenue	54,510	59,928
Other long-term liabilities	3,838	3,941
Total liabilities	181,723	196,645

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of March 31, 2023 and December 31, 2022; no shares of preferred stock issued and outstanding as of March 31, 2023 and December 31, 2022	-	-

Stockholders' equity
Common stock, $0.0001 par value; 500,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 199,357 and 198,525 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	618,809	615,281
Accumulated deficit	(264,140)	(250,925)
Accumulated other comprehensive loss	(72)	(176)
Total stockholders' equity	354,617	364,200
Total liabilities, convertible preferred stock and stockholders' equity	$ 536,340	$ 560,845

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (13,215)	$ (23,394)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,254	409
Non-employee warrant expense	-	217
Non-cash lease expense	299	286
Stock-based compensation related to acquisition	109	199
Stock-based compensation	3,571	3,324
Compensation expense related to acquisition	1,625	279
Change in fair value of earnout related to acquisition	141	-
Deferred tax benefit	-	(4,844)
Non-cash interest expense	32	29
Provision for excess and obsolete inventory	(60)	81
Provision for doubtful accounts	(89)	-
Change in operating assets and liabilities
Accounts receivable	3,483	(15,780)
Inventory	8,949	(9,199)
Deferred cost of revenue	3,294	(5,701)
Prepaid expenses and other assets	(5,719)	3,793
Accounts payable	(6,661)	5,435
Accrued expenses and other liabilities	(11,129)	(739)
Deferred revenue	3,011	16,986
Lease liabilities	(327)	(168)
Net cash used in operating activities	(11,432)	(28,787)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	-	(117,535)
Purchase of property and equipment	(27)	(233)
Net cash used in investing activities	(27)	(117,768)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from options exercise	71	62
Proceeds from ESPP purchases	438	488
Taxes paid related to net share settlements of stock-based compensation awards	(661)	-
Payments for business combination and private offering transaction costs	-	(70)
Payment of earnout related to acquisition	(1,702)	-
Net cash (used in) provided by financing activities	(1,854)	480
Effect of exchange rate changes on cash and cash equivalents	27	(153)
Net (decrease) in cash, cash equivalents, and restricted cash	(13,286)	(146,228)
Cash, cash equivalents, and restricted cash - beginning of period	217,713	432,604
Cash, cash equivalents, and restricted cash - end of period	$ 204,427	$ 286,376

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 203,933	$ 278,003
Restricted cash, current portion	247	7,878
Restricted cash, included in other long-term assets	247	495
Total cash, cash equivalents, and restricted cash	$ 204,427	$ 286,376

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Net loss	$ (13,215)	$ (23,394)
Interest (income) expense, net	(2,016)	12
Provision for income taxes	(7)	(4,807)
Depreciation and amortization	1,254	409
EBITDA	(13,984)	(27,780)
Stock-based compensation	3,680	3,523
Non-employee warrant expense	-	217
Compensation expense in connection with acquisitions	1,625	279
Other non-recurring acquisition expenses	205	620
Adjusted EBITDA	$ (8,474)	$ (23,141)

Investor Contact

Annalise Lasater – VP, Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez – Director, Corporate Communications

media@smartrent.com